UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2009 (March 23, 2009)
King Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Tennessee	001-15875	54-1684963

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Fifth Street, Bristol, Tennessee	37620

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

(Former name or former address, if changed since last report)
   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 23, 2009, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of King Pharmaceuticals, Inc. (“King”) approved the 2009 Executive Management Incentive Awards program (the “2009 EMIA”), which defines the parameters under which certain executives of King will be eligible to receive cash awards related to performance during 2009.
     Under the 2009 EMIA, adopted pursuant to the King Pharmaceuticals, Inc. Incentive Plan, awards to executive officers (as defined by the Securities Exchange Act of 1934 and referred to in this document as “Executive Officers”) and other executives who report to the Chief Executive Officer will be based upon accomplishment of one or more financial objectives (“Financial Objectives”). Awards to other EMIA Participants (as defined below) will also be based upon accomplishment of Financial Objectives.
     Executives having the title of Vice President or a more senior title as of January 1, 2009 are eligible to participate in the 2009 EMIA, including all Executive Officers (each such person being an “EMIA Participant”). The Committee may establish an EMIA for other persons who become Executive Officers after January 1, 2009, and the Chief Executive Officer may establish an EMIA for other persons who become EMIA participants after January 1, 2009, in each case subject to certain limitations.
     Under the terms of the 2009 EMIA, the Committee has established and approved all Financial Objectives and must approve any amendments to those objectives. The Committee has also approved the specific weighting of the Financial Objectives for the Executive Officers and must approve any amendments thereto. Potential EMIA awards for Executive Officers are based upon prospective financial goals, the accomplishment of which was substantially uncertain at the time of their establishment.
     Payment of any 2009 EMIA award is contingent upon the Committee’s determination that the applicable Financial Objectives have been met, and at what achievement level those objectives have been met. In addition, in order to receive a 2009 EMIA award, the EMIA Participant must continue to be employed by King on December 31, 2009, except in the case of death, incapacity, disability or approved retirement.
     The Committee, in its discretion, may reduce or eliminate any EMIA award if it determines such action to be in the best interests of King. The Committee may also, at any time, amend or terminate the 2009 EMIA program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2009	KING PHARMACEUTICALS, INC.
	By:	/s/ Joseph Squicciarino
Joseph Squicciarino
Chief Financial Officer